UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 15(d) of The Securities Exchange Act of 1934

May 6, 2005

TALLY-HO VENTURES, INC.
a Delaware corporation
518 Oak Street #2
Glendale, CA 91204
818-550-7886

Commission File Number: 333-104631
IRS Employer I.D. No.: 43-1988542

Item 1.01. Entry into a Material Definitive Agreement.

We entered into an agreement which disposed of certain of our assets.

On May 6, 2005, TALLY-HO VENTURES, INC., a Delaware corporation (“TH Delaware”) entered into a material definitive agreement with TALLY-HO VENTURES, INC., a California corporation (“TH California”), wherein TH Delaware sold to TH California the website designated by the URL http://www.tallyhoventures.com, the domain name of TALLYHOVENTURES.COM, all web pages beginning with the aformentioned URL, all content on all such pages, as well as any and all logos, letterhead, designs, symbols or any other insignia, trademarks, service marks or other intellectual property associated with TH Delaware. In exchange, TH California paid TH Delaware $200 in cash. This agreement is incorporated herein as an exhibit.

TH Delaware also gave up any responsibility for the maintenance, design and any other costs associated with the website, and TH California took over these responsibilities.

TH California is not a parent, subsidiary nor an affiliated company of TH Delaware. TH California is a private and privately-held California corporation. The sole officer, director and shareholder is Tal L. Kapelner, who also is TH Delaware’s Chief Financial Officer and former President and Chairman of the Board.

This agreement is not being reported under Item 2.01 Completion of Acquisition or Disposition of Assets because neither our equity in the net book value of such assets described above nor the amount received for the assets upon disposition exceeded 10% of our total assets, and because the disclosures required by Item 2.01 have largely been covered by the above information.

Item 9.01 Exhibits.

Exhibit 10.1     Agreement between TH Delaware and TH California

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALLY-HO VENTURES, INC.
Registrant

Date: May 20, 2005

/s/ Tal L. Kapelner
Tal L. Kapelner, Chief Financial Officer